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                                                                     EXHIBIT 10


                MERGER AGREEMENT FOR PURCHASE AND SALE OF STOCK


DATED:    11-15-96

BETWEEN:  International Barter Corporation   ("IBC")

AND:      Cascade Trade Association          ("CTA")

AND:      Steven White                       ("WHITE")

AND:      Norma Fetz                         ("FETZ")


WHEREAS, the parties to this AGREEMENT have duly agreed on a plan and contract of merger, this document reduces to writing the AGREEMENT that International Barter Corporation ("IBC") (a corporation organized under the laws of the state of Nevada, with its principal office located at 21400 International Boulevard, Suite 207, city of Seattle, county of King, state of Washington) be merged with Cascade Trade Association ("CTA") (a corporation organized under the laws of the State of Washington, with its principal office located at 21400 International Boulevard, Suite 207, city of Seattle, county of King, state of Washington).

1.0  RECITALS

     1.1 The parties identified above have agreed that CTA should merge with IBC. IBC will be the "surviving corporation" and obtain 100% of the ownership and debt of CTA through purchase of CTA's outstanding stock, and CTA will receive IBC stock in consideration for the merger, with CTA shareholders WHITE and FETZ sharing on a pro rata basis in proportion to their respective holdings in CTA.

     1.2 The total number of shares which IBC is authorized to issue is 25,000,000 shares, consisting of a single class of common stock with par value of $0.001 per share. Currently, no stock has been issued and there are no shareholders.

     1.3 The total number of shares which CTA is authorized to issue is 50,000 shares, consisting of a single class of common stock with no par value. A total of 10,000 shares have been issued, 9,000 are held by Steven White and 1,000 are held by Norma Fetz.

     1.4 The respective Boards of Directors of IBC and CTA (collectively "the constituent corporations") deem it desirable and in the best interests of the corporations and their shareholders that CTA, (also called the "nonsurviving corporation"), be merged into IBC (also called the "surviving corporation").

For the reasons set forth above, and in consideration of the mutual covenants and promises of the parties contained herein, the constituent corporations agree, pursuant to applicable law, that CTA shall be merged into IBC as a single corporation, in the manner detailed herein, wherein the parties have agreed to prescribe the terms and conditions of such merger, the method of carrying it out, and the manner of converting the shares of CTA into shares of IBC.

2.0  DEFINITIONS

     2.1 "AGREEMENT" means this merger agreement for the purchase and sale of stock.

     2.2  "EFFECTIVE DATE" means the date entered on page one of this AGREEMENT.

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3.0  AGREEMENT

     3.1 IBC TO BE SURVIVING CORPORATION. CTA shall be merged into IBC, and the corporate existence of CTA shall cease to exist upon the filing of appropriate articles of merger, after a suitable transition period in which both entities will operate. These articles will be filed at the direction and sole discretion of IBC. After the articles are filed, the existence of CTA shall cease and all rights not already transferred by this AGREEMENT shall, without limitation, be transferred to IBC as the sole owner of all CTA assets and liabilities. IBC agrees that it shall become immediately subject to all the debts and liabilities of CTA, even before articles of merger are filed, in the same manner as if IBC has incurred them. Any and liens on the property of any of the corporations shall remain unimpaired.

     3.2 PRINCIPAL OFFICE. The principal office of IBC shall remain the same after this merger.

     3.3 OBJECTS AND PURPOSES. The nature of the business and the objects and purposes of this merger are to continue the same business objects and purposes of CTA, namely that of engaging in wholesale and retail barter, under the name and sponsorship of IBC. There shall be continuity of all purposes, and the business of CTA shall remain unchanged.

     3.4 AMENDED ARTICLES. Upon the completion of the transition period, the articles of incorporation of IBC, as amended, shall be amended to read as follows:

               FOURTEENTH. IBC shall enter into negotiations with and conclude agreements of merger with various barter exchanges which are deemed in the best interests of its shareholders and the corporation. Upon such agreements, IBC shall merge with said exchanges, which exchange shall obtain all the rights and privileges of IBC members, and IBC shall obtain all the rights and privileges defined in the agreement of merger. These articles shall then be amended to so state those corporations or associations which have merged with IBC. They are listed as follows:

               1.   Cascade Trade Association, a Washington corporation.

     3.5 BYLAWS. The present bylaws of IBC, insofar as not inconsistent with this AGREEMENT, shall be the bylaws of the corporation following the merger.

     3.6 DIRECTORS. The names and addresses of the directors of IBC shall remain the same following merger, and they shall hold office until the next regularly scheduled meeting of the Board of Directors.

     3.7 METHOD OF CONVERTING SHARES. As of the date of this AGREEMENT, the shares of the constituent corporations shall, without any other action on the part of the respective holders thereof, become converted into shares of IBC as follows:

               A. IBC shall obtain 100% of all outstanding and treasury stock of CTA.

               B. CTA shall receive 1,000,000 shares of IBC stock, valued at $0.50 per share.

               C. Shares received by CTA shall be issued to shareholders as follows: 900,000 shares in the name of Steven White, and 100,000 shares in the name of Norma Fetz. By signing below, the aforementioned shareholders warrant that this distribution represents a fair pro rata distribution of the shares received, and that each shareholder has received full and fair disclosure of the terms of this merger. In



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                addition, each shareholder recognizes that their interest in IBC is subject to immediate and substantial dilution if IBC offers more shares for any reason. However, IBC shall not be authorized to issue more than 25,000,000 shares without due consideration of the rights of minority shareholders by law.

        3.8 EXTRAORDINARY TRANSACTIONS. No constituent corporation shall enter into any extraordinary transactions prior to the effective date of this merger without the prior written consent of the other party.

        3.9 TRANSFER OF PROPERTY RIGHTS. All of the property, rights, privileges, leases, trademarks, copyrights and patents of any nature whatsoever shall be transferred from CTA to IBC. This includes but is not limited to the rights in the name "Cascade Trade Association". The officers and directors are authorized as necessary to execute all deeds, conveyances, assignments or documents of any nature that are necessary to carry out this intent.

        3.10 AGREEMENT AND RATIFICATION OF SHAREHOLDERS. The shareholders signing below hereby waive any and all notice of meetings, and hereby consent to and approve the merger of IBC and CTA. Said shareholders constitute 100% of the ownership of outstanding voting shares, and are empowered under the articles of incorporation and bylaws to approve and ratify mergers, and hereby approve and adopt such merger as recommended by the Board of CTA and represent that they have had full information and opportunity to inquire into the specifics of this merger. Thus, this merger is approved by 100% of the shareholders of CTA.

        3.11 INSTRUMENTS OF FURTHER ASSURANCE. If at any time it shall be determined or advised that any instruments of further assurance are desirable in order to evidence the vesting in IBC of all powers, assets and liabilities of CTA, the appropriate officers or directors are hereby authorized to execute and acknowledge all such instruments of further assurance, and to do such further acts or things, either in the name of the constituent corporations or in the name of IBC, as may be desirable to carry out the purposes and details of the AGREEMENT of merger.

4.0     EXECUTING SIGNATURES

        4.1 IN WITNESS WHEREOF, the Directors and Shareholders of IBC and the Directors and Shareholders of CTA have EXECUTED this AGREEMENT under their respective corporate seals and with duly authorized authority at Seattle, Washington, the day and year first above written.


/s/ STEVEN WHITE
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Steven White, President, CEO
and on behalf of the Board of Directors
International Barter Corporation

/s/ STEVEN WHITE
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Steven White, President, Cascade Trade Association,
and on behalf of the Board of Directors of
Cascade Trade Association

/s/ STEVEN WHITE
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Steven White, Shareholder,
Cascade Trade Association

/s/ NORMA FETZ
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Norma Fetz, Shareholder,
Cascade Trade Association